UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2008
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada,	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets

On September 22, 2008 Place Energy (Canada) Inc. (a subsidiary of Park Place Energy Corp.) disposed of its right title and interest in certain 5 Year Northern Petroleum and Natural Gas Leases located in Alberta to Fifth Avenue Diversified Inc. as detailed in an assignment agreement. In exchange for its interest Park Place Energy (Canada) Inc. received total consideration of CDN$200,000, that was paid by way of a promissory note and issue to Park Place Energy (Canada) Inc. 200,000 common shares of Fifth Avenue Diversified Inc. at a deemed price of $0.25 per share.

A copy of the new release announcing the above event is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 - News Release dated October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 7, 2008

PARK PLACE ENERGY CORP.

/s/David Roy Johnson
David Roy Johnson
President and CEO